Exhibit 99.1

Palmer Square Capital BDC Inc. Announces Second Quarter 2025 Financial Results

Declares Third Quarter 2025 Base Dividend of $0.36 Per Share with Supplemental Dividend

Expected to be Announced in September

MISSION WOODS, Kansas, August 06, 2025 — Palmer Square Capital BDC Inc. (NYSE: PSBD) (“PSBD” or the “Company”), an externally managed business development company, today announced its financial results for the second quarter ended June 30, 2025.

Financial and Operating Highlights

•
Total investment income of $31.7 million for the second quarter of 2025, compared to $36.5 million for the prior year period
•
Net investment income of $13.8 million or $0.43 per share for the second quarter of 2025, as compared to $15.8 million or $0.48 per share for the comparable period last year
•
Net asset value of $15.68 per share as of June 30, 2025, compared to $15.85 per share as of March 31, 2025
•
Total net realized and unrealized losses of $6.7 million for the second quarter of 2025, compared to losses of $10.4 million in the second quarter of 2024
•
As of June 30, 2025, total assets were $1.3 billion and total net assets were $505.2 million
•
Debt-to-equity as of June 30, 2025 was 1.51x, compared to 1.50x as of March 31, 2025
•
Paid cash distributions to stockholders totaling $0.42 per share for the second quarter of 2025
•
Declared a third quarter regular base dividend distribution of $0.36 per share, payable on October 14, 2025, to shareholders of record as of September 26, 2025. In accordance with our dividend policy, we expect to announce a supplemental dividend in September
•
In the second quarter, we had only $801.9 thousand of PIK income, or 2.53% of total investment income

“Palmer Square Capital BDC continued to perform consistently despite a volatile macro backdrop in the second quarter of 2025,” said Christopher D. Long, Chairman and Chief Executive Officer of PSBD. “Leveraging the full scale and expertise of Palmer Square Capital Management’s $35-billion platform, we are able to fully tap into the primary and deeply-liquid secondary markets for broadly syndicated loans. Looking ahead, we are pleased with our pipeline of opportunities and believe our focus on relative value in credit markets will yield attractive returns for our shareholders.”

$ in thousands, except per share data	For the Quarter Ended
	6/30/25	3/31/25	6/30/24
Financial Highlights
Net Investment Income Per Share[1]	$0.43	$0.40	$0.48
Net Investment Income	$13,842	$12,913	$15,758
NAV Per Share	$15.68	$15.85	$16.85
Dividends Earned Per Share[2]	$0.42	$0.39	$0.47

	6/30/25	3/31/25	6/30/24
Portfolio Highlights
Total Fair Value of Investments	$1,279,793	$1,334,314	$1,431,577
Number of Industries	39	39	39
Number of Portfolio Companies	206	209	209
Portfolio Yield[3]	10.10%	10.37%	9.82%
Senior Secured Loan[4]	96%	96%	96%
Investments on Non-Accrual[5]	0.19%	0.24%	0.00%
Total Return[6]	1.85%	(1.05)%	1.00%
Debt-to-Equity	1.51x	1.50x	1.49x

1.
Net investment income for the period divided by the weighted average share count for the period.

2.
Dividend amount reflects dividend earned in period.
3.
Weighted average total yield of debt and income producing securities at fair value.
4.
As a percentage of long-term investments, at fair value.
5.
As a percentage of total investments, at fair value.
6.
Total return is calculated as the change in net asset value (“NAV”) per share during the period, plus distributions per share (if any), divided by the beginning NAV per share. Total return is not annualized. Assumes reinvestment of distributions.

Portfolio and Investment Activity

As of June 30, 2025, we had 263 investments in 206 portfolio companies with an aggregate fair value of approximately $1.2 billion, Based on a total fair value of $1.3 billion, including short term investments, the portfolio consisted of 86.4% first lien senior secured debt investments, 5.7% second lien senior secured debt investments, 3.8% short-term investments, 3.3% collateralized loan obligation structured credit funds (“CLOs”) mezzanine and equity investments, 0.30% corporate bond investments, and 0.50% equity investments.

As of June 30, 2025, 98% of the long-term investments based on fair value in our portfolio were at floating rates. At the end of the second quarter, 99.8% of the portfolio at fair value was income producing. There was one loan on non-accrual status. As of June 30, 2025, the weighted average total yield to maturity of debt and income producing securities at fair value was 10.10%, and weighted average total yield to maturity of debt and income producing securities at amortized cost was 8.27%. For the second quarter of 2025, the principal amount of new investments funded was $92.4 million which included 23 investments at an average value of approximately $3.1 million. For this period, the Company had $133.3 million aggregate principal amount in sales and repayments.

Liquidity and Capital Resources

As of June 30, 2025, the Company had $16.4 million in cash and cash equivalents and approximately $763.2 million in total aggregate principal amount of debt outstanding. Subject to borrowing base and other restrictions, the Company had available liquidity, consisting of cash and undrawn capacity on credit facilities of approximately $253.5 million compared to $15.7 million of undrawn investment commitments as of June 30, 2025.

Recent Developments

On August 06, 2025, PSBD’s Board of Directors announced that it had declared a third quarter regular base dividend distribution of $0.36 per share, payable on October 14, 2025, to shareholders of record as of September 26, 2025. We expect to announce an additional quarterly supplemental dividend distribution for the third quarter of 2025 in September.

Earnings Conference Call

The Company will host a conference call on Wednesday, August 06, 2025, at 1:00 pm ET to review its financial performance and conduct a question-and-answer session. To participate in the earnings call, participants should register online at the Palmer Square Investor Relations website. To avoid potential delays, please join at least 10 minutes prior to the start of the call. The conference call can be accessed through the following links:

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United States: +1 (888) 596-4144
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International: +1 (646) 968-2525
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Event Plus Entry Passcode: 1803382#
•
Live Audio Webcast

A replay of the live conference call will be available shortly after the conclusion of the event and accessible on the events and presentations section of the Palmer Square Investor Relations website.

About Palmer Square Capital BDC Inc.

Palmer Square Capital BDC Inc. (NYSE: PSBD) is an externally managed, non-diversified closed-end management investment company that primarily lends to and invests in corporate debt loans, including but not limited to large private U.S. companies in the broadly syndicated loan market, as well as the direct large cap private credit market. PSBD has elected to be regulated as a business development company under the Investment Company Act of 1940. PSBD’s investment objective is to maximize total return, comprised of current income and capital appreciation. PSBD’s current investment focus is guided by two strategies that facilitate its investment opportunities and core competencies: (1) investing in corporate debt loans and, to a lesser extent, (2) investing in other debt securities which may include collateralized loan obligation debt and equity. PSBD’s investment activities are managed by its investment adviser, Palmer Square BDC Advisor LLC, an affiliate of Palmer Square Capital Management LLC.

Forward-Looking Statements

Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. The forward-looking statements may include statements as to our future base and supplemental dividend distributions and the prospects of our portfolio companies. These and other forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “seek,” “expect,” “anticipate,” “project,” “estimate,” “intend,” “continue,” “target,” or “believe” or the negatives thereof or other variations thereon or comparable terminology. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in PSBD’s filings with the SEC. PSBD undertakes no duty to update any forward-looking statement made herein unless required by law. All forward-looking statements speak only as of the date of this press release. Although PSBD undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that PSBD may make directly to you or through reports that in the future may be filed with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Contacts

Investors

Matt Bloomfield and Jeremy Goff
Palmer Square Capital BDC Inc.
Investors@palmersquarebdc.com

Media

Josh Clarkson

Prosek Partners

PSBD@prosek.com

Financial Highlights

	For the Six Months Ended
	June 30,
	2025	2024
Per Common Share Operating Performance
Net Asset Value, Beginning of Period	$16.50	$17.04

Results of Operations:
Net Investment Income(1)	0.82	1.00
Net Realized and Unrealized Gain (Loss) on Investments(4)	(0.83)	(0.23)
Net Increase (Decrease) in Net Assets Resulting from Operations	(0.01)	0.77

Distributions to Common Stockholders
Distributions from Net Investment Income	(0.81)	(0.96)
Net Decrease in Net Assets Resulting from Distributions	(0.81)	(0.96)

Net Asset Value, End of Period	$15.68	$16.85

Shares Outstanding, End of Period	32,218,966	32,567,405

Ratio/Supplemental Data
Net assets, end of period	$505,213,440	$548,790,231
Weighted-average shares outstanding	32,475,330	32,081,916
Total Return(3)	0.78%	4.73%
Portfolio turnover	15%	17%
Ratio of operating expenses to average net assets without waiver(2)	13.85%	14.28%
Ratio of operating expenses to average net assets with waiver(2)	13.85%	14.26%
Ratio of net investment income (loss) to average net assets without waiver(2)	10.25%	11.64%
Ratio of net investment income (loss) to average net assets with waiver(2)	10.25%	11.66%

(1)
The per common share data was derived by using weighted average shares outstanding.
(2)
The ratios reflect an annualized amount.
(3)
Total return is calculated as the change in net asset value (“NAV”) per share during the period, plus distributions per share (if any), divided by the beginning NAV per share. Total return is not annualized. Assumes reinvestment of distributions.
(4)
Realized and unrealized gains and losses per share in this caption are balancing amounts necessary to reconcile the change in net asset value per share for the period, and may not reconcile with the aggregate gains and losses in the Consolidated Statements of Operations due to share transactions during the period.

Palmer Square Capital BDC Inc.

Consolidated Statement of Assets and Liabilities

	June 30, 2025 (Unaudited)	December 31, 2024
Assets:
Non-controlled, non-affiliated investments, at fair value (amortized cost of $1,343,608,252 and $1,454,611,467, respectively)	$1,279,792,804	$1,407,130,945
Cash and cash equivalents	16,436,424	2,766,409
Receivables:
Receivable for sales of investments	7,976,832	7,799,523
Receivable for paydowns of investments	210,613	1,347,516
Due from investment adviser	612,835	248,110
Dividend receivable	151,414	259,625
Interest receivable	9,594,413	11,458,267
Prepaid expenses and other assets	39,191	32,364
Total Assets	$1,314,814,526	$1,431,042,759

Liabilities:
Credit facilities (net of deferred financing costs of $4,590,971 and $5,375,986, respectively) (Note 6)	$461,058,406	$501,650,602
Notes (net of deferred financing costs of $1,679,694 and $1,748,822, respectively) (Note 6)	302,159,021	302,505,057
Payables:
Payable for investments purchased	27,433,917	67,460,523
Distributions payable	13,533,770	15,649,925
Management fee payable	2,233,077	2,413,798
Incentive fee payable	1,940,079	2,149,132
Accrued other general and administrative expenses	1,242,816	1,368,753
Total Liabilities	$809,601,086	$893,197,790

Commitments and contingencies (Note 9)

Net Assets:
Common Shares, $0.001 par value; 450,000,000 shares authorized; 32,218,966 and 32,600,193 as of June 30, 2025 and December 31, 2024, respectively issued and outstanding	$32,219	$32,600
Additional paid-in capital	605,935,110	611,122,164
Total distributable earnings (accumulated deficit)	(100,753,889)	(73,309,795)
Total Net Assets	$505,213,440	$537,844,969
Total Liabilities and Net Assets	$1,314,814,526	$1,431,042,759
Net Asset Value Per Common Share	$15.68	$16.50

The accompanying notes are an integral part of these consolidated financial statements.

(Note 6)

 See Note 6 to the consolidated financial statements for a description of the Company’s borrowings, including its revolving credit facility with Bank of America, N.A., its credit facility with Wells Fargo Bank, National Association, and its term debt securitization (CLO transaction).

(Note 9)

As of June 30, 2025 and December 31, 2024, the Company had an aggregate of $15.7 million and $21.6 million, respectively, of unfunded commitments to provide debt financing to its portfolio companies. As of each of June 30, 2025 and December 31, 2024, there were no capital calls or draw requests made by the portfolio companies to fund these commitments. Such commitments are generally up to the Company’s discretion to approve or are subject to the satisfaction of certain financial and nonfinancial covenants and involve, to varying degrees, elements of credit risk in excess of the amount recognized in the Company’s consolidated statements of assets and liabilities and are not reflected in the Company’s consolidated statements of assets and liabilities.

Palmer Square Capital BDC Inc.

Consolidated Statement of Operations

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2025	2024	2025	2024
Income:
Investment income from non-controlled, non-affiliated investments:
Interest income	$30,023,842	$35,278,431	$59,843,505	$68,486,203
Dividend income	481,501	805,031	1,055,837	2,059,727
Payment-in-kind interest income	801,918	182,116	1,309,768	234,303
Other income	369,659	283,918	682,089	554,206
Total investment income from non-controlled, non-affiliated investments	31,676,920	36,549,496	62,891,199	71,334,439
Total Investment Income	31,676,920	36,549,496	62,891,199	71,334,439

Expenses:
Incentive fees	1,940,079	2,249,954	3,782,785	4,174,706
Interest expense	12,576,374	14,997,028	25,546,131	28,175,858
Management fees	2,233,077	2,450,079	4,566,752	4,866,318
Professional fees	251,376	398,080	564,108	636,023
Directors fees	37,397	37,295	74,384	74,590
Other general and administrative expenses	797,088	659,209	1,602,359	1,381,375
Total Expenses	17,835,391	20,791,645	36,136,519	39,308,870
Less: Management fee waiver (Note 3)	—	—	—	(50,511)
Net expenses	17,835,391	20,791,645	36,136,519	39,258,359
Net Investment Income (Loss)	13,841,529	15,757,851	26,754,680	32,076,080

Realized and unrealized gains (losses) on investments and foreign currency transactions
Net realized gains (losses):
Non-controlled, non-affiliated investments	(5,745,139)	(9,411,924)	(11,639,632)	(11,148,255)
Total net realized gains (losses)	(5,745,139)	(9,411,924)	(11,639,632)	(11,148,255)
Net change in unrealized gains (losses):
Non-controlled, non-affiliated investments	(926,414)	(1,033,114)	(16,334,283)	7,265,128
Total net change in unrealized gains (losses)	(926,414)	(1,033,114)	(16,334,283)	7,265,128
Total realized and unrealized gains (losses)	(6,671,553)	(10,445,038)	(27,973,915)	(3,883,127)

Net Increase (Decrease) in Net Assets Resulting from Operations	$7,169,976	$5,312,813	$(1,219,235)	$28,192,953

Per Common Share Data:
Basic and diluted net investment income per common share	$0.43	$0.48	$0.82	$1.00
Basic and diluted net increase (decrease) in net assets resulting from operations	$0.22	$0.16	$(0.04)	$0.88
Weighted Average Common Shares Outstanding - Basic and Diluted	32,349,999	32,569,280	32,475,330	32,081,916

The accompanying notes are an integral part of these consolidated financial statements.

(Note 3)

Prior to the IPO, the base management fee was 2.00% of the average value of the weighted average (based on the number of shares outstanding each day in the quarter) of the Company’s total net assets at the end of the two most recently completed calendar quarters. The Investment Advisor, however, during any period prior to the IPO, agreed to waive its right to receive management fees in excess of an annual rate of 1.75% of the average value of the weighted average total net assets at the end of each of our two most recently completed calendar quarters. The Investment Advisor will not be permitted to recoup any base management fees waived for any period of time prior to the IPO.

Palmer Square Capital BDC Inc.

Portfolio and Investment Activity

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2025	2024	2025	2024
New investments:
Gross investments	$92,361,724	$189,301,404	$196,684,831	$535,784,227
Less: sold investments	(133,281,726)	(140,027,013)	(277,651,090)	(209,583,349)
Total new investments	(40,920,002)	49,274,391	(80,966,259)	326,200,878

Principal amount of investments funded:
First-lien senior secured debt investments	$84,724,520	$152,521,210	$182,160,770	$464,632,921
Second-lien senior secured debt investments	4,990,000	31,427,000	4,990,000	42,224,500
Corporate bonds	1,998,573	4,095,000	1,998,573	4,095,000
Convertible bonds	—	—	—	—
Collateralized securities and structured products - debt	—	—	—	23,573,612
CLO Equity	—	—	—	—
Common stock	50,158	1,258,194	6,937,015	1,258,194
Preferred Stock	598,473	—	598,473	—
Total principal amount of investments funded	92,361,724	189,301,404	196,684,831	535,784,227

Principal amount of investments sold or repaid:
First-lien senior secured debt investments	$125,479,304	$122,980,773	$263,482,677	$177,972,549
Second-lien senior secured debt investments	5,032,501	9,394,359	8,236,495	18,454,359
Corporate Bonds	2,005,000	—	2,005,000	—
Convertible bonds	—	—	—	—
Collateralized securities and structured products - debt	—	4,000,068	2,900,000	5,250,000
CLO Equity	764,921	3,651,813	1,026,918	7,906,441
Common Stock	—	—	—	—
Preferred Stock	—	—	—	—
Total principal amount of investments sold or repaid	133,281,726	140,027,013	277,651,090	209,583,349

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2025	2024	2025	2024
Number of new investment commitments	23	24	46	59
Average new investment commitment amount	$3,145,736	$5,575,295	$3,513,716	$4,718,311
Weighted average maturity for new investment commitments	5.16 years	6.05 years	5.27 years	5.98 years
Percentage of new debt investment commitments at floating rates	100.00%	97.01%	100.00%	98.56%
Percentage of new debt investment commitments at fixed rates	0.00%	2.99%	0.00%	1.44%
Weighted average interest rate of new investment commitments(1)	8.93%	9.96%	8.75%	10.07%
Weighted average spread over reference rate of new floating rate investment commitments(2)	4.56%	4.68%	4.38%	4.75%
Weighted average interest rate on long-term investments sold or paid down	8.65%	10.69%	8.47%	10.53%

(1)
New CLO equity investments do not have an ascribed interest rate and are therefore excluded from the calculation.
(2)
Variable rate loans bear interest at a rate that may be determined by reference to either a) LIBOR (which can include one-, two-, three- or six-month LIBOR) or b) the CME Term Secured Overnight Financing Rate (“SOFR” or “S”) (which can include one-, three-, or six-month SOFR), which resets periodically based on the terms of the loan agreement. At the borrower’s option, loans may instead reference an alternate base rate (which can include the Federal Funds Effective Rate or the Prime Rate), which also resets periodically based on the terms of the loan agreements. Loans that reference SOFR may include a Credit Spread Adjustment (“CSA”), where the CSA is a defined additional spread amount based on the tenor of SOFR the borrower selects (making the reference rate S+CSA).